Exhibit 5.1

Stradley Ronon Stevens & Young, LLP 1250 Connecticut Avenue, N.W., Suite 500 Washington, DC 20036-2652 Telephone 202.822.9611 Fax 202.822.0140 www.stradley.com

December 20, 2018

Blonder Tongue Laboratories, Inc.

One Jake Brown Road

Old Bridge, New Jersey 08857

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to and for Blonder Tongue Laboratories, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) by the Company of a registration statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended, 2,750,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”), that are issuable under the Company’s 2016 Employee Equity Incentive Plan (the “2016 Employee Plan”), the Company’s Amended and Restated 2005 Employee Equity Incentive Plan (the “2015 Employee Plan,” and together with the 2016 Employee Plan, the “Plans”), and equity award agreements with certain executive officers of the Company relating to grants not made under any Company plan (the “Executive Award Agreements”). In addition, awards made under the Plans will also be subject, in some circumstances, to the terms and conditions contained in an award agreement, option grant agreement or similar agreement (a “Award Agreement”).

We have examined copies of (i) the Registration Statement, including the Section 10(a) prospectus constituting a part of the Registration Statement, (ii) the Plans, (iii) the Executive Award Agreements, (iv) the Award Agreements, (v) the Company’s Restated Certificate of Incorporation, included as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 initially filed with the Commission on October 12, 1995 (and incorporated by reference in the Registration Statement), (vi) the Company’s Amended and Restated Bylaws, included as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 20, 2018 (and incorporated by reference in the Registration Statement), (vii) the resolutions of the Company’s board of directors adopting and authorizing the Plans and the Executive Award Agreements, including the issuance of Shares pursuant thereto and (viii) such other records, documents and statutes as we have deemed necessary for purposes of this opinion letter.

In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified, electronic or photostatic copies.

The law covered by the opinions expressed herein is limited to the federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States of America and the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the State of Delaware. We are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to securities, or to the sale or issuance thereof. This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of the Commission’s Regulation S-K, and we express no opinion as to any matter pertaining to the contents of the Registration Statement or the Section 10(a) prospectus constituting a part of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Shares.

Blonder Tongue Laboratories, Inc.

December 20, 2018

In addition, our opinions are limited and qualified in all respects by the effects of (i) general principles of equity and limitations on availability of equitable relief, including specific performance, whether applied by a court of law or equity, and (ii) bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance or fraudulent transfer, receivership, and other laws now or hereafter in force affecting the rights and remedies of creditors generally (not just creditors of specific types of debtors) and other laws now or hereafter in force affecting generally only creditors of specific types of debtors.

This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

Based upon, and subject to, the foregoing, and subject to the qualifications, assumptions and limitations herein stated, we are of the opinion that when the Shares have been issued and delivered pursuant to and in accordance with (i) the relevant Plan and the applicable Award Agreement (if any) or (ii) the relevant Executive Award Agreement, including receipt by the Company of the consideration provided therein, the Shares will be validly issued, fully paid and nonassessable.

This opinion is to be used only in connection with the Registration Statement and the offering of the Shares described herein. This opinion is for your benefit and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and we further consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not hereby admit that we are “experts” within the meaning of the Securities Act, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ STRADLEY RONON STEVENS & YOUNG, LLP

STRADLEY RONON STEVENS & YOUNG, LLP